Axalta Coating Systems Ltd. Analyst & Investor Day December 4, 2015 Exhibit 99.2

PROPRIETARYAXALTA COATING SYSTEMS 2 Forward-Looking Statements This presentation and the oral remarks made in connection herewith may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including those relating to sales, adjusted EBITDA, interest expense, normalized tax rate, diluted shares, cost and productivity savings, capital expenditures, plant expansions, working capital, return on invested capital, free cash flow and growth. Any forward-looking statements involve risks, uncertainties and assumptions. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “project,” “forecast,” “seek,” “will,” “may,” “should,” “could,” “would,” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances as of the date hereof. Although we believe that the assumptions and analysis underlying these statements are reasonable as of the date hereof, investors are cautioned not to place undue reliance on these statements. We do not have any obligation to and do not intend to update any forward-looking statements included herein, which speak only as of the date hereof. You should understand that these statements are not guarantees of future performance or results. Actual results could differ materially from those described in any forward- looking statements contained herein or the oral remarks made in connection herewith as a result of a variety of factors, including known and unknown risks and uncertainties, many of which are beyond our control. Non-GAAP Financial Measures The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including EBITDA, adjusted EBITDA and net debt. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Our use of the terms EBITDA, adjusted EBITDA and net debt may differ from that of others in our industry. EBITDA and adjusted EBITDA should not be considered as alternatives to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. EBITDA, adjusted EBITDA and net debt have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Defined Terms All capitalized terms contained within this presentation have been previously defined in our filings with the United States Securities and Exchange Commission. Legal Notices

PROPRIETARYAXALTA COATING SYSTEMS 3 Key Messages For The Day  Axalta continues its transition from an operating segment to an independent, high-performing company  Axalta has made significant progress towards its goals, but there is far more still to come  We have multiple paths to create value including top line growth, improved productivity and efficiency, and effective capital deployment  Our strategy for profitable growth is directed towards enhanced return on capital for shareholders

Analyst & Investor Day Agenda

9:00 AM	Introduction and Agenda	Chris Mecray, VP, Investor Relations
9:05 AM	Axalta Overview & Business Outlook	Charlie Shaver, Chairman & CEO
9:30 AM	Financial Overview & Outlook	Robert Bryant, EVP & CFO
9:50 AM	Performance Coatings: Refinish	Nigel Budden, VP, Global Customer Excellence
10:10 AM	Performance Coatings: Industrial Coatings	Michael Cash, SVP, President, Industrial
10:30 AM	BREAK	
10:45 AM	Transportation Coatings Segment	Steven Markevich, EVP, President, Transportation & GC
11:15 AM	Axalta's Procurement Roadmap	Martin Horneck, SVP & Chief Procurement Officer
11:30 AM	Axalta's Technology Advantage	Barry Snyder, SVP & Chief Technology Officer
11:45 AM	Q&A	
12:15 PM	Closing Remarks	Charlie Shaver, Chairman & CEO

AXALTA COATING SYSTEMS
4
PROPRIETARY

Axalta Overview and Business Outlook Charlie Shaver Chairman & CEO

PROPRIETARYAXALTA COATING SYSTEMS 6  Axalta continues its transition from an operating segment to an independent, high-performing company  Axalta has made significant progress towards its goals, but there is far more still to come  We have multiple paths to create value including top line growth, improved productivity and efficiency, and effective capital deployment  Our strategy for profitable growth is directed towards enhanced return on capital for shareholders Key Messages For The Day

Axalta's Transition: The Carve-Out & Early Progress

2013 Start	2014 Progress

Carve Out & Transformation

- Initial Separation
- New leadership, talent upgrades
- Early Operating Actions:
  - Stand up end-markets
  - Initial growth strategy
  - Launch 'Fit-For-Growth'
  - Launch capex projects
  - Global re-branding

AXALTA

Independent Coatings Company

- Complete Separation
- Leadership Adjustments
- Key Business Wins
- Capex Build Out
- Fit For Growth Savings
- Initial Public Offering

Axalta's First Two Years Were Largely Focused on the Separation

AXALTA COATING SYSTEMS 7 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS Refinish $1.8 B Industrial $0.7 B Body Shops Light Vehicle $1.3 B CV $0.4 B Performance Coatings General Industrial, Electrical Insulation, Architectural Transportation Coatings Sales1 - $4,162 M Adjusted EBITDA1,2 - $859 M Adjusted EBITDA Margin2 - 20.6% Light Vehicle / Automotive OEMs Truck, Bus, Rail, Off-road OEMs 59% of Sales – Refinish 42% l Industrial 17% 22% Adjusted EBITDA Margin Focus Areas: Focus Areas: 41% of Sales - Light Vehicle 31% l Commercial Vehicle 10% 18% Adjusted EBITDA Margin ____________________________________________________________________________________________________________ 1. Financials for LTM September 2015, all sales data refers to Net Sales 2. Adjusted EBITDA reconciliation can be found in the Appendix 8 Axalta – A Global Leader In Coatings

2015 Progress: Delivering On Our Goals

Stated Objective	Results Delivered	
Grow the Business	▪ Volume and price up 5.5% for the 9 months YTD 2015 ▪ Solid margin expansion achieved in 2015	✓
Launch New Business Wins	▪ New business launches continue	✓
Increase Emerging Markets Presence	▪ Success in select new initiatives, but GDP pressure evident in emerging economies in 2015	✓
Execute Productivity Initiatives	▪ On track for ~$50 million in 2015 cost savings ▪ Axalta Way will deliver additional savings in 2016	✓
Continue High IRR Investments	▪ Expansion projects nearly complete ▪ Productivity & growth capex remain in high gear	✓
Focus on Operating Execution	▪ Salesforce restructuring completed in Refinish North America ▪ Fine tuning technology and procurement roadmaps	✓

AXALTA COATING SYSTEMS 9 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS 10 Axalta Operates Fundamentally Strong Businesses A Global Leader in Our Markets Significant Competitive Advantages A Service-Led Business Model Structurally Attractive End Markets Highly Variable Cost Structure; Low Capital Intensity

PROPRIETARYAXALTA COATING SYSTEMS 11 A Global Leader In Our Markets Axalta’s Global Scale Enables Market Leadership ____________________________ 1. Mexico is included in Latin America 2. Includes 9 JV facilities.  36 manufacturing facilities  46 customer training sites  7 technology centers  ~12,800 employees selling into 130+ countries North America1 34% Sales Latin America1 14% of Sales Asia Pacific 17% of Sales EMEA 35% of Sales Manufacturing Facility2 Technology Center

PROPRIETARYAXALTA COATING SYSTEMS Peer 1 24% Axalta 19% Peer 2 18% Peer 3 13% Other 26% 12 A Global Leader In Our Markets ~90% of Sales from Markets Where Axalta Has #1 or #2 Global Share Axalta 25% Peer 1 20% Peer 2 11% Peer 3 11% Other 33% Performance Coatings: Refinish Transportation Coatings: Light Vehicle #1 ______________________________________________________ Source: Orr & Boss and Axalta estimates based on 2014 data #2

Significant Competitive Advantages

AXALTA

Global Technology Leader


AXALTA
Coatings Technology Center

- 1,300+ technology employees
- 900+ patents, 275+ trademarks
- $160+ million annual spend

Extensive Formulation Database


60+

- 4+ million color variations
- Hundreds of formulations in automotive & industrial

Deep Process Technology Knowledge



- 36 plants on 5 continents
- Significant legacy capital investment
- Process technology is hard to replicate

Go-To-Market With Strong Brands

- Deep coatings heritage since 1866
- Broad brand portfolio

Differentiated Technical Support



- Dedicated employees in OEM plants
- Technical support to body shops
- 80,000 body shops serviced globally

Differentiated Franchise with Global Scale and Strong Competitive Advantages

AXALTA COATING SYSTEMS 13 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS Industry Trends Axalta Technologies OEM Vehicle Light-Weighting  Broad substrate coating applicability for next generation materials Growth in Multi-Shop Operators (“MSO”)  Axalta’s waterborne technology improves MSO productivity and our national coverage enables high service levels 14 Significant Competitive Advantages More Complex Colors  Integration with OEMs grows color library  Advanced color matching technologies critical to body shop supplier selection  Our technology enables OEMs to reduce capital, footprint, headcount and energy OEMs Seek Continuous Productivity Improvement Government Regulation: VOC Limits  Complete VOC compliant portfolio for both Refinish and OEM Broad Technology Portfolio Well-Positioned to Benefit From Industry Trends

PROPRIETARYAXALTA COATING SYSTEMS 15 Axalta Employs A Service-Led Business Model Critical Functionality at a Relatively Low Cost 1 Compelling Value Proposition Where Product Cost is Not the Main Driver Light & Commercial Vehicle: <1% of a new vehicle’s cost Industrial: Critical to function, durability, safety & compliance Refinish: 5%-10% of total repair cost Body Shop OEM Plant Service is Key in Both Refinish and OEM End-Markets Painter Training Shop Productivity Shop Layout Paint Mixing Line Service Technical Services

PROPRIETARYAXALTA COATING SYSTEMS 16 Structurally Attractive Global End-Markets Strong Coatings Growth Outlook Long Term Alignment With Global Growth  Refinish: Car parc, miles driven and collision rates  Light Vehicle: Emerging economies and middle classes; ongoing consumer strength in developed markets  Commercial Vehicle: Global consumer markets expanding; infrastructure growth  Industrial: Global GDP and industrial production Diverse Industry Growth Drivers Commercial Vehicle Light Vehicle Refinish Industrial 4.9% 4.5% 3.0% 3.0% CAGR Coatings Industry Sales ($ in Billions) _____________________________ Source: Orr & Boss, Axalta estimates $8.2 $9.2 $6.9 $7.8 $2.3 $2.7 $39.6 $48.0 2015E 2019E

PROPRIETARYAXALTA COATING SYSTEMS 17 Highly Variable Cost Structure And Low Capital Intensity  ~50% of COGS come from variable raw material inputs  Utilize temporary labor to enable wage structure flexibility  Toggle other costs as needed in a downturn, including both variable and semi-fixed Low Capital Intensity  Capex at $150 million is 3.7% of sales, but only 1.4% for maintenance capex  Batch production process is inherently flexible  Capacity additions are very modular to minimize stranded cost impacts Variable Cost Structure Well Positioned to React to Cyclical Downturns

PROPRIETARYAXALTA COATING SYSTEMS 18 Key Messages For The Day  Axalta continues its transition from an operating segment to an independent, high-performing company  Axalta has made significant progress towards its goals, but there is far more still to come  We have multiple paths to create value including top line growth, improved productivity and efficiency, and effective capital deployment  Our strategy for profitable growth is directed towards enhanced return on capital for shareholders

PROPRIETARYAXALTA COATING SYSTEMS 19 We Are Driving Long Term Growth 1.65 1.72 Organic Growth + FCF Deployment = Strong Topline Growth  Stable core growth assumed in the period, with strongest growth rate from Industrial  Free cash flow will likely be used to reduce net debt to EBITDA leverage to at least our 2.5-3.0x initial targets  Availability of ~$1.5 billion in free cash flow for M&A and other uses beyond planned capital used for achieving debt reduction targets  M&A opportunity focused largely in Performance Coatings CommentsAxalta Annual Sales ($ billions) IndustrialRefinish ~10% CAGR 2019 Revenue 0.45 Transportation 2015 Revenue $6+ $4+ Inorganic Growth Organic Growth Industrial Refinish Transportation

Axalta's Has Made Solid Progress To Date

Axalta's Growth Record

Robust Net Sales Growth
(YoY Net Sales, Excl. FX)


3.4%
2.7%
4.0%
5.5%
2012
2013
2014
Q3'15 YTD

Solid Adjusted EBITDA Growth
(Adj. EBITDA, $ Millions)


'12-'14 CAGR: 12.7%
$662
$738
$841
$859
2012
2013
2014
Q3'15 LTM

Key Observations

Positioned for solid long-term growth

- Multiple top- and bottom-line growth opportunities
- Continued product extension, emerging market share gains, globalization initiatives
- Developing new business in underserved markets

Strong, sustainable margins

- Diverse global revenue base
- Compelling coatings value proposition
- Attractive industry dynamics

Building a Track Record of Strong Profitable Growth

AXALTA COATING SYSTEMS 20 PROPRIETARY

Updated Expectations For 2015 Full Year

2015 Targets

($ millions)	2015 E	Prior
Sales (Excl.-FX)	+5%	+5-7%
Adjusted EBITDA	$860-870	$870-900
Adjusted EBITDA Margin	~21%	~21%
Normalized Tax Rate	29-31%	27-29%

Comments on Drivers

- Foreign currency pressure has continued to mount into Q4 beyond previously contemplated headwinds
- Latin America results likely impacted by further demand slide in certain countries, and some impact related to upcoming elections in South America
- Margin continues to be less impacted, given FX pressure offset by mix tailwinds
- Higher tax rate due to regional mix of earnings in 2015
- All other guidance items unchanged

2015 Targets Have Been Challenged by Several Persistent External Headwinds

AXALTA COATING SYSTEMS 21 PROPRIETARY

We Expect Progress To Continue In 2016

2015 Targets & 2016 Early Look

($ millions)	2015	2016	YoY Chg
Sales (Excl.-FX)	+5%	+4-6%	-
Adjusted EBITDA Margin	~21%	22%+	100+ bp
Interest Expense	$200	$180-190	($10-20)
Normalized Tax Rate	29-31%	25-27%	(4%)
Diluted Shares (millions)	240	242-245	2-5
Working Capital / Sales	13-15%	13-15%	-
Capital Expenditures	~$150	~$150	-

Comments on Drivers

- Organic sales growth expected to continue
- Margin expansion expected to continue, driven by volume, price, cost reduction
- Tailwinds from ongoing input cost savings and additional productivity savings
- Tax rate expected to come down in 2016 from specific actions contemplated
- Working capital stable in 2016, with free cash flow expected to rise
- Capex is consistent; includes large discretionary component

2016 Benefits from Ongoing Growth and Maturity of Productivity Programs

AXALTA COATING SYSTEMS 22 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS 23 Key Messages For The Day  Axalta continues its transition from an operating segment to an independent, high-performing company  Axalta has made significant progress towards its goals, but there is far more still to come  We have multiple paths to create value including top line growth, improved productivity and efficiency, and effective capital deployment  Our strategy for profitable growth is directed towards enhanced return on capital for shareholders

PROPRIETARYAXALTA COATING SYSTEMS Axalta’s Future State: A Global, High-Performing, Coatings Leader Consistent Growth Margin Expansion Effective Capital Allocation Enhanced Shareholder Returns Axalta’s Vision To maximize our customers’ productivity and product functionality by offering them innovative coatings solutions and best-of-class service 24

Axalta Aims To Grow The Business While Refining The Cost Structure

Sales Growth Strategies


Visible Growth Supported by Clear Strategies & Enhanced Resources
Focus on Emerging Markets for Long Term Opportunity
Globalizing Existing Products to Reach Underserved Markets
Optimizing Procurement
Focus on Operating Excellence
Streamlining Operations
Enhancing Productivity

Cost Reduction Initiatives

Profitable Growth Underpinned by Both Top and Bottom Line Initiatives

AXALTA COATING SYSTEMS 25 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS 26 Cost Initiatives To Enhance Productivity & Efficiency Fit-For-Growth (Europe): $100 million targeted savings • Right-size staffing levels + wage & benefit restructuring • Rationalize manufacturing and logistics • Invest in automation Initial carve-out actions: • Restructure EMEA • Globalize Procurement • Eliminate Stranded Costs The Axalta Way: $100 million targeted savings • Axalta’s permanent business process for continuous improvement • Implement Lean tools to enhance productivity and improve ROIC • Near-term opportunities in commercial excellence, procurement, SG&A cost reduction 2013 2017 2016 Target: $40 million incremental savings 2016 Target: $20 million incremental savings Targeting $60 million in Combined 2016 Productivity Savings

PROPRIETARYAXALTA COATING SYSTEMS 5.6x 5.1x 5.0x 4.6x 4.5x 4.3x 4.1x 3.8x 4.0x 3.7x 3.7x At LBO Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2013 2014 2015 27 Effective Capital Deployment: The Driver Of Shareholder Returns Capital Allocation Priorities Our Capital Allocation Targets Efficient Use of Capital to Maximize ROIC Net Debt / LTM Adjusted EBITDA  Leverage target: 2.5-3.0x  M&A is also a priority  Return-based targets for all deals  Leverage existing core strengths  Add-on products to our current base  Leverage R&D investment  Evaluate further debt reduction or other allocation options based on business conditions and opportunities

PROPRIETARYAXALTA COATING SYSTEMS 28 Key Messages For The Day  Axalta continues its transition from an operating segment to an independent, high-performing company  Axalta has made significant progress towards its goals, but there is far more still to come  We have multiple paths to create value including top line growth, improved productivity and efficiency, and effective capital deployment  Our strategy for profitable growth is directed towards enhanced return on capital for shareholders

PROPRIETARYAXALTA COATING SYSTEMS 29 Axalta’s Evolution Is Grounded In Fundamental Goals Leverage our culture of accountability and focus on operational excellence Axalta’s Strategy Grow in targeted industrial coatings segments via organic growth and selective acquisitions Move into attractive adjacencies by leveraging our global technology, process and service capabilities Grow with our market-leading products and services in existing markets

Axalta's Strategy: Grow Core Products & Markets

Refinish

Axalta MSO Market Share



2013
Today

Source: Axalta estimates

- Axalta is gaining share by partnering with market winners
- Our value proposition remains strong with all refinish market channels

Light Vehicle



- Axalta has demonstrated growth with key business wins

Heavy Duty Truck

North America Heavy Duty Truck Market



Peer 3
Other
Peer 2
Peer 1
Axalta
#1

Source: Orr & Boss, Axalta estimates

Heavy Duty Truck Production

(Vehicles in Thousands)



The China market is ~3.6x North America
342
1,220
North America
China

Source: LMC Automotive (2013)

Strong Momentum Driven by Customer-Centric Approach

AXALTA COATING SYSTEMS
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PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS $14.3 $15.6 $17.1 $18.5 $20.1 2014E 2015E 2016E 2017E 2018E Emerging Markets, 31% 31 Axalta’s Strategy: Accelerate Growth In Emerging Markets China Example Light Vehicles, Per 1,000 People China Car Parc (thousands) 743 263 230 129 61 19 United States Central & Eastern Europe Mexico Brazil China India Damaged Vehicles Per 1M km Driven (2011) Axalta 2015E Net Sales Emerging Market Growth Coatings Market ($ Billions) Significant Emerging Markets Growth Opportunity Significant Opportunity  Rapid growth of middle-classes in emerging economies  Increased vehicle penetration per capita  Expansion of car parc  Elevated collision rates vs. developed markets United States Brazil China___________________________Source: Orr & Boss (2014) _________________________________________ Source: LMC Automotive (2013), World Bank (2013) ____________________ Source: Axalta estimates ___________________________ Source: LMC Automotive (2013) 50 62 77 93 110 129 149 170 193 217 2008A 2011A 2014E 2017E

PROPRIETARYAXALTA COATING SYSTEMS Architectural 32 Axalta’s Strategy: Targeted Industrial Coatings Expansion Growth from Leveraging Our Product Portfolio in Underserved Markets  Strong product portfolio in powder, liquid, and e-coat  Implemented global end-market business structure to capitalize on opportunities  Leveraging existing technology and enhanced sales organization to grow A Broad Industrial Portfolio Electrical Insulation Agricultural, Construction, & Earthmoving Equipment (ACE) Oil & Gas

PROPRIETARYAXALTA COATING SYSTEMS Axalta’s Strategy: Focus On Operating Excellence  Balanced manufacturing footprint and capacity  Ongoing productivity investments  Salesforce reorganization  R&D / Technology enablers  Enhanced IT tools  Procurement roadmap  Process improvement Leadership and Culture  The tone is set; focus on growth and profitability  Independence and accountability is freeing…and infectious  Quality leaders in every region and end-market  Supporting and educating our people  Strive to maintain a strong core talent base  Continue to refine and add talent deeper in the organization Operations Employees Feel the Effect of Our Focus and Accountability 33

Financial Overview and Outlook Robert Bryant EVP & CFO

PROPRIETARYAXALTA COATING SYSTEMS 35 Axalta Is Focused On Connecting Performance To Shareholder Returns Underlying Market Growth Axalta Growth Initiatives Operational Improvements M&A Structural demand growth  Industry trends favor global suppliers Momentum driven by customer-centric approach  Long-term growth in emerging markets Globalizing existing products to reach underserved markets Optimize procurement Streamline operations  Enhance productivity ▲Bolt-on and strategic acquisitions ▲Partnerships ▲Consolidation opportunities Organic Levers For Growth Inorganic UpsidesMargin Levers Growth + Margins + Capital Allocation Focus = Industry Leading Shareholder Returns

PROPRIETARYAXALTA COATING SYSTEMS Our Results To Date Have Shown Solid Progress Encouraging Margin Progress, but Currency Mutes Net Sales and EBITDA Net Sales Adjusted EBITDA ($ in millions) ($ in millions) 36 $3,500 $3,700 $3,900 $4,100 $4,300 $4,500 $4,700 2010 2011 2012 2013 2014 2015E Net Sales Net Sales (ex. FX YoY) 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% 22.0% $450 $500 $550 $600 $650 $700 $750 $800 $850 $900 011 2012 2013 2014 2015E Adju ted EBITDA Adjusted EBITDA Margin %

PROPRIETARYAXALTA COATING SYSTEMS Our Results To Date Have Shown Solid Progress Net sales increased 5.5% excluding currency  Volume growth across all regions and global end-markets  Positive price contribution led by Latin America  11.6% FX impact a notable detractor and progressively greater headwind Adjusted EBITDA Margin up 180 bps to 21.2%  Improvement driven by volume and price contribution, building variable cost savings, offset by some incremental investment spending Consolidated Results Net Sales Variances +3.9% +1.6% (11.6%) (6.1%) $3,084 $3,283 YTD Q3 2015 FXPriceYTD Q3 2014 Volume ($ in millions) 2015 2014 Incl. F/X Excl. F/X Performance 1,797 1,945 (7.6%) 5.4% Transportation 1,287 1,338 (3.8%) 5.8% Net Sales 3,084 3,283 (6.1%) 5.5% Adjusted EBITDA 654 636 2.9% % margin 21.2% 19.4% Q3 YTD % Change Highlights 37

Our Financial Scorecard Is Focused On Growing The Business Profitably

Objective	Grow The Business	Grow Adjusted EBITDA
Results	**2015E Net Sales: +5%**	**2015E Adjusted EBITDA: $860-870 M**
Highlights & Challenges	▪ **Refinish**: Stable global growth, North America MSO trend continues apace ▪ **Industrial:** Acceleration begins with new resources applied. Market outgrowth in 2015 ▪ **OEM**: New launches continue to drive market outgrowth. Emerging market challenges have impacted earlier volume expectations ▪ **Commercial**: Strong performance driven by growth in each region. Likely North America market peak in truck is an outlook factor	▪ Positive incremental margins from volume and price drop-down ▪ Savings ramped from some variable costs ▪ Productivity programs continue; first savings from The Axalta Way ▪ Significant FX headwind has increased through 2015 ▪ Ongoing investment in growth and new plant startup has had some cost impact ▪ Margins show excellent progress: 19% in 2014 to ~21% in 2015E

AXALTA COATING SYSTEMS

38

PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS The Axalta Way: Driving Towards World Class Productivity Our Goal: $200 million of Adjusted EBITDA savings on a run-rate basis exiting 2017 Cumulative Productivity Initiative Savings ($ in millions) The Axalta Way: “A focused approach to doing business that drives profitability by improving our efficiency, productivity and growth opportunities every day, wherever we do business” 39 2017E2015E 2016E2014 Fit for GrowthAxalta Way $37 $73 $93 $100 $55 $100 $15 $88 $200 $148

The Axalta Way: Buckets Of Opportunity

The Axalta Way: 2016E


Operations / Procurement / Technology
SG&A
Commercial

2016E savings: ~$40 million

Commercial	▪ Commercial process excellence ▪ Dynamic pricing and consistent terms ▪ Improved salesforce training / capability building
Operations / Procurement / Technology	▪ Manufacturing support function review ▪ Technology organization restructuring ▪ Logistics and network optimization
SG&A	▪ Salesforce coverage realignment ▪ Sales support simplification ▪ Overhead expense reduction ▪ Asset and footprint rationalization

AXALTA COATING SYSTEMS 40 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS 41 The Axalta Way: Opportunity Evolution  Headcount reduction  Indirect procurement  Initial commercial excellence  Business and support function overhead  Technology  Non-manufacturing footprint  Direct procurement  Ramp up of commercial excellence  Simplification and standardization of raw materials, procurement and branding  Manufacturing footprint  Supplier development benefits  ERP consolidation 2015 2016 2017 & Beyond

PROPRIETARYAXALTA COATING SYSTEMS 42 Our Financial Guiding Principles Managing the Capital: Capex Prioritization Metrics-Based Management: Driving the Business with Data Capital Allocation: Improved ROIC Financial Optimization

PROPRIETARYAXALTA COATING SYSTEMS Prioritization Of Capital Spending; Focus On High IRR Capex  Maintenance capital: $60 million per year  Growth investments  4 capex projects on track to be completed in 2015  Wuppertal, Germany  Jiading, China  Mexico City, Mexico  Guarulhos, Brazil  Productivity investments  Equipment upgrades, debottlenecking and automation opportunities  Target IRRs in excess of 25% Capital Expenditures Capex by Year and Category ($ in millions) Commentary 43 $59 $60 $60 $60 $60 $12 $53 $45 $45 $45 $38 $75 $45 $45 $45 2013 2014 2015E 2016E 2017E Maintenance Growth Productivity

Effective Capital Allocation Should Drive Improved Returns

Return on Invested Capital (ROIC)

NOPAT ROIC (LTM)



37.0%
18.5%
18.1%
11.5%
9.5%
SHW
PPG
VAL
AXTA
RPM

Notes: 1) ROIC = Net Operating Profit After Tax (NOPAT) / (Total Debt + Preferred Stock + Minority Interest + Equity); 2) AXTA total capital excludes identified intangible assets; 3) Data as of LTM Q3 2015

Commentary

- Axalta's ROIC is penalized by the February 2013 LBO and related asset step-up from purchase price accounting
- Drivers of ROIC upside:
  - ✓ Growth in NOPAT from ongoing business execution
  - ✓ Effective capital allocation: Organic investments, return accretive M&A, and focus on asset efficiency
- We believe that over time we can achieve returns in excess of the peer group averages

AXALTA COATING SYSTEMS
44
PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS Capital Allocation: Driving Returns With Best Uses Of Excess Cash Flow  Organic growth options: Generally the “highest and best use”  In-plant productivity investment  Growth with existing markets with strong incremental margins  M&A: Discipline is key to improve returns  4 year cumulative free cash flow available after debt reduction: $1.5+ billion  Tactical, lower risk, smaller “tuck-ins” and immediate adjacencies  Overall consideration for both immediate IRR and long term growth goals  Debt repayment: Accretive at current rates  Target investment grade rating as debt leverage is reduced and other factors  Process: Balance absolute returns with risk-adjusted return, and feedback on shareholder risk tolerance  Other potential uses: Board to consider in time  Dividends and buybacks will be considered once our leverage goals are realized Total Shareholder Return (TSR) Model 45

PROPRIETARYAXALTA COATING SYSTEMS 5.6x 5.1x 5.0x 4.6x 4.5x 4.3x 4.1x 3.8x 4.0x 3.7x 3.7x At LBO Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2013 2014 2015 Capitalization 46 Debt And Liquidity Summary (1) Retroactively adopted new accounting guidance, ASU 2015-03, to include deferred financing costs (2) Assumes exchange rate of $1.12 USD/Euro (3) Indebtedness per balance sheet less cash & cash equivalents divided by latest twelve months adjusted EBITDA Net Leverage ($ in millions) @ 9/30/2015 Maturity Cash and Cash Equivalents $412 Debt(1): Revolver ($400 million capacity) - 2018 First Lien Term Loan (USD) 2,094 2020 First Lien Term Loan (EUR) (2) 427 2020 Senior Secured Notes (EUR) (2) 273 2021 Total Senior Secured Debt $2,794 Senior Unsecured Notes (USD) 734 2021 Other Borrowings 25 Total Debt $3,553 Total Net Debt $3,142 LTM Adjusted EBITDA $859 Credit Statistics: Total Net Leverage (3) 3.7x Potential Refinancing Options in 2016

PROPRIETARYAXALTA COATING SYSTEMS Stated Objective Results Expected Grow the Business Steady Working Capital Grow EBITDA Reduce Net Debt Leverage  Sales target: +4-6% pre-FX  4 Year sales objective: $6+ billion including M&A  Expect WC / sales at 13-15%  Solid medium-term potential to drive incremental cash flow  2016 Margins: 22%+  Drivers: Volume / price / mix; increased productivity savings  Targeted Net Debt / LTM Adjusted EBITDA: 2.5-3.0x within two years Tax Opportunity  We expect to lower our tax rate in 2016 to the 25-27% range from certain initiatives 47 2016 Preliminary Targets & Outlook Refinancing Possible in 2016  February 2016 step down of make-whole premiums on senior debt offers possible refinancing opportunity Phasing of Results for 2016  Results phasing in 2016 should consider the non-linear progression in 2015 from both margins and FX impacts

PROPRIETARYAXALTA COATING SYSTEMS Summary Of Our Investment Case  Axalta operates a fundamentally strong set of businesses  The Refinish business provides Axalta with a strong foundation  We still have many layers of self-help to execute  We believe we can outgrow the market in each business over coming years  Our top-line, margins, and incremental investments should drive stronger ROIC for shareholders 48

Performance Coatings: Refinish Nigel Budden VP, Global Customer Excellence

PROPRIETARYAXALTA COATING SYSTEMS  The global refinish market is structurally growing and well consolidated  End-market growth ~3% per year through 2019  The top four players hold two-thirds global market share  We are a global leader; refinish provides a strong foundation for Axalta  #1 player globally with 25% market share  Portfolio of next-generation technology products  Strong profitability driven by positive market dynamics  Axalta has transformed its business and we see significant growth opportunities  Multi-shop operator (MSO) alignment in North America is driving growth  Emerging markets are expected to drive long-term demand  Axalta has a more customer-focused face to the market Axalta Refinish Investment Summary 50

PROPRIETARYAXALTA COATING SYSTEMS The Global Refinish Market Is Growing Projected Industry Sales ($ in billions) Asia Pacific EMEA North America 6.3% 0.8% 2.2% 2.6%$2.4 $2.5 $2.6 $2.6 $2.7 $3.2 $3.2 $3.3 $3.4 $3.5 $0.9 $1.0 $1.0 $1.0 $1.0 $1.6 $1.8 $1.9 $2.0 $2.1 2015E 2016E 2017E 2018E 2019E ’15 – ‘19E CAGR ___________________________________ Source: Orr & Boss (2014); Axalta estimates Latin America $8.2 $8.4 $8.7 $9.0 $9.2 3.0% Axalta Global Refinish Dynamics  Strong heritage through Herberts acquisition 1999  Diverse region with both mature and developing markets  Environmental regulations drive waterborne coatings adoption  MSOs gaining share and Axalta benefits directly  Continued strong core products serve the entire collision market  Leading VOC-compliant products meet environmental regulation shifts  Growth driven primarily by expansion of the Chinese car parc  Significant OEM influence in collision repair industry  Opportunity for growth in mainstream and economy product lines  Mexico and Brazil represent Axalta’s largest markets  Price increases help offset inflation and currency devaluation  Under-representation in the economy segment represents opportunity E M E A N A A P A C La t A m 51

Axalta Has A Very Strong Position In Refinish Globally

Global Share Position

Refinish Industry Sales: ~$7.4 billion



#1
Axalta
25%
Peer 1
20%
Peer 2
11%
Peer 3
11%
Peer 4
5%
Other
28%

Key Market Trends

- Drivers include size of car parc, miles driven, and accident rates
- Industry dynamics favor stable competition in most markets
- Focus on innovation and service to increase body shop productivity
- Increasing environmental regulation drives technically advanced high-productivity coatings adoption

Axalta's Strategies For Growth

- Grow our leadership position in premium product segments
- Increase market share in under-represented countries and markets
- Expand mainstream and economy product penetration
- Leverage customer consolidation trends in key regions
- Focus on strengthening and expanding our distribution channel relationships

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PROPRIETARY

The Refinish Market Uses A "Sell Through" Model

AXALTA

Refinish Coating Manufacturers

- Top 4 players ~67% market share
- Historically stable industry dynamics with annual price increases
- Database of millions of colors
- Shift from solventborne to waterborne over long-term

Salesforce direct relationship; we provide technology and training

Distributors

Coatings

- Fragmented global network of over 4,000 distributors
- ~50% of Axalta's distributors exclusively offer our products

Direct Sales

Body Shops

- ~80,000 body shops in 130+ countries
- Body shops typically aligned with one coating provider's color matching technology
- High percentage have been with a brand > 5 years

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PROPRIETARY

The Refinish Process At A Glance

Consumer

Accident
- Incident occurs, vehicle not totaled



Call Insurance
- Consumer contacts insurance company
- May be directed to "preferred" shops nearby

Drop Off Car at Body Shop
- Consumer drops off car, often provided a rental car by insurance

Repair Performed
- Replacement parts are installed
- New / repaired parts are prepared and painted to match car

Vehicle Returned
- Consumer focused on look of repairs
- Process may take a few days to a week



Body Shop

Prepare Surface
- New or repaired area is puttied, sanded, etc. to smooth surface



Primer Surfacer
- Protects automobile from visible and UV light
- Improves surface smoothness
- Increases topcoat adhesion

Color Match
- Car color matched to database of 4 M+ Axalta colors
- Spectrophotometer used to accurately match



Paint Mixed
- Mixing room has 78 different paints used to mix entire color library
- Mixing requires careful weight measurement



Basecoat
- Creates automobile's color and aesthetics
- Provides corrosion protection
- Options for waterborne and solventborne

Clearcoat
- Protects basecoat from the elements
- Gives automobile its lustrous look

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PROPRIETARY

Refinish Products: The Paint Layers

Description of Paint Layers



Clearcoat 35 – 50µm
Basecoat 14 – 30µm
Primer Surfacer 20 – 35µm
E-Coat, CED 20 – 30µm

Clearcoat

- Protects basecoat from the elements
- Gives automobile its lustrous look

Basecoat

- Creates automobile's color and aesthetics
- Provides corrosion protection
- Waterborne and solventborne technology options

Primer Surfacer

- Protects automobile from visible and UV light
- Improves surface smoothness
- Increases topcoat adhesion

AXALTA COATING SYSTEMS 55 PROPRIETARY

Axalta Basecoat Technologies

	Solventborne	Low VOC Solventborne	Waterborne
Upfront Investment for Body Shop	LOW	LOW	HIGH
Paint Cost for Body Shop	LOW	MEDIUM	HIGH
Productivity	MEDIUM	MEDIUM	HIGH
Spray Application Difficulty	NORMAL	NORMAL	MORE COMPLEX
Typical Customers	Traditional Body Shops	Larger Traditional Shops	High Productivity Body Shops
Geographies Where Common	Asia, Latin America, USA, CEE, MEA	USA, Korea	Europe, USA, Canada
Booth Climate Control Requirements	LOW	LOW	HIGH

Technology Roadmap



10 Years Ago
Economy Line Basecoats
Third Generation Ultra Productive Waterborne BC Technology (3WB)
Today
Low VOC Solventborne BC Technology for the NA Collision Market
Lower Cost Waterborne BC with significantly better application properties
Next 3-5 Years
Enhanced Performance and Lower Cost Global Economy Line

AXALTA COATING SYSTEMS 56 PROPRIETARY

Refinish North America: Industry Overview

Total Repair Revenue	Insurance Paid Repair Revenue	Consumer Paid Repair Revenue	Total Collision Repair Locations
$32.3 B	$29.0 B	$3.3 B	33,500

- Industry repair revenue flattish in recent years, but body shops consolidating
- ~90% of collision revenue is insurance paid
- A highly fragmented customer base with opportunity to improve productivity
- Stable demand driven by accident rates, and paid mainly by insurance companies

Source: The Romans Group, 2014

Refinish is a Strategic Market for Axalta, and Market Dynamics Allow Share Gain for Us

AXALTA COATING SYSTEMS 57 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS Refinish North America: Overview & Strategy Overview & Strategy Aligned with key industry trends  Extensive formulation databases needed for color match  Advanced technology used to protect and visually enhance the vehicle while meeting environmental regulations  Substantial service and distribution networks to serve a fragmented channel  Sprayers trained in specific brands tend to stay loyal Refinish pricing has been stable  Coatings are a small portion of the overall repair cost Focused on profitable growth  Organizing salesforce around customer segments  Adjusting incentives to align with growth objectives Investing in under-represented markets  Developing mainstream product offerings  Aligning with high growth customers Net Sales Net Sales by Segment (2015E) CAGR 4.1% MSO 21% Core 47% Traditional 32% 58

PROPRIETARYAXALTA COATING SYSTEMS ‘BIG 4’ GROWTH (LOCATIONS) DRP WORKFLOW ALLOCATED TO MSOs Refinish North America: Market Dynamics 58% 70% 75% 1995 2013 2019 1 ‘TOP 10’ INSURERS MARKET SHARE The insurance market continues to consolidate; Insurers continue to push Direct Repair Programs (DRPs) to lower costs. 13% 30% 40% 2003 2014 2019 2 Top Insurers continue to drive DRPs and reward MSOs with more workflow, fueling growth. 420 1,032 1,800 2011 2014 2019 3 The ‘BIG 4’ MSOs have a stated goal of growing 20% YOY. MSO MARKET SIZE 14.1% 23.9% 45.0% 2006 2013 2019 4 The MSO market is growing, led by compelling economics. 59 Compelling Economics Drive Ongoing Market Consolidation Source: National Association of Insurance Commissioners, Collision Week; CCC; Romans Group Report 2013

PROPRIETARYAXALTA COATING SYSTEMS Axalta Actions Axalta Market Share with “Big 4” MSOs Axalta has gained share with these important customers  Key account management team set up to focus on MSOs  #1 market position with ‘Big 4’ MSOs  MSO customers are growing with regular acquisitions Refinish North America: Focus On Service A Service-Led Sale Insurers are applying pressure on shops to perform  MSO’s partner with suppliers who have the scale and expertise to help them meet insurer expectations  Axalta waterborne technology drives productivity and improved cycle time  Beyond products, MSOs expect:  Sprayer training  Inventory control systems  SKU management processes  Consolidated / electronic invoicing 60

PROPRIETARYAXALTA COATING SYSTEMS Refinish EMEA: A Foundational Business For Axalta 61 A Leader In The Region A Proven Strategy  The largest global refinish market (~$2.5 B)  Axalta is an EMEA refinish leader, including highly productive and innovative products, a strong distribution network, and premier brands  Demand is mixed, with strength in Western Europe but variable trends in the rest of EMEA  Insurers are directing repairs to reduce repair cost, similar to North America  Increasing demand for mainstream & economy products  Gain share in less penetrated markets  Expand distribution channels and lower channel costs  Opportunity in CES for Axalta to gain share and expand products offered in mainstream markets  Grow share in MEA sub-region  M&A is a focus for the region to expand our business both horizontally and vertically

PROPRIETARYAXALTA COATING SYSTEMS Refinish Asia Pacific: The China Opportunity Overview Axalta Refinish Sales Strong Fundamental Demand Light Vehicles Per Capita (2013) Car Parc Collision Rates (2011) (Car Parc in Millions) 2011A 2012A 2013A 2014A 2015E 2016E 2017E 50 62 77 93 110 129 149 170 193 217 2008A 2011A 2014E 2017E __________________________________ Sources: Axalta & trade publications (2014) (Damaged vehicles per 1M km driven) 167 15 10 5 China Brazil Germany United States ($ in millions)  Rapidly growing market driven by growing middle class  Cultural status of vehicle ownership leads to premium coatings product mix  Higher collision rates versus mature markets  Axalta benefits from these trends with its wholly-owned China business for over 25 years 62 743 263 230 129 61 19 United States Cent al & Eastern Europe Mexico Brazil China India ____________________________________________ Source: LMC Automotive (2013), World Bank (2013) __________________________________ Sources: Axalta & trade publications (2014)

PROPRIETARYAXALTA COATING SYSTEMS Refinish Latin America: Building On A Market Leadership Position 63 A Leader In The Region A Proven Strategy  A $900 M regional Refinish market  Axalta is the market leader in premium coatings  We have a substantial share with high productivity body shops  We are growing with the MSO´s and OEM aftermarket programs leveraging our strong global brands  Axalta is a leader in green technology  Top position in waterborne in the region  Cromax Pro is projected to grow solidly, leveraging our reputation as the premier productivity enabler  Expand in underserved regions and countries  Expand our distribution network  Leverage existing premium products and brands  Leverage our local manufacturing footprint  Target and grow new segments

PROPRIETARYAXALTA COATING SYSTEMS Axalta Refinish Summary 64  A global market leader in a great business  Strong market presence enables expansion across all regions  Technology innovation supports competitiveness  Refinish benefits from favorable market dynamics  Positive drivers support projected 3% growth through 2019  Fragmented customer base and consolidated players favor stable competition  Axalta has significant ongoing opportunities for growth  Continue to grow with all refinish channels in North America  Increase share in under-represented markets in EMEA  Increasing presence in emerging markets, especially China

Performance Coatings: Industrial Coatings Michael Cash SVP, President, Industrial

PROPRIETARYAXALTA COATING SYSTEMS  Axalta’s industrial coatings markets are projected to grow 5% through 2019  The market is highly fragmented with broad-based demand drivers  Industrial coatings are adopting more environmentally-friendly coatings  Axalta is a relatively small player today  Focused on niche technologies serving a wide range of applications  Currently strongest in general industrial powders and electrical insulation applications  Axalta has invested to better pursue growth opportunities  Disparate regional businesses now consolidated under centralized management  New global leadership team is focused on leveraging our strengths and developing new products  Our strategy targets above-market growth rates Industrial Coatings Investment Summary 66

PROPRIETARYAXALTA COATING SYSTEMS ’15-‘19E CAGR($ in billions) Asia Pacific EMEA North America 6.2% 4.0% 3.0% 3.5% 4.9% $6.8 $7.0 $7.3 $7.5 $7.8 $8.1 $10.0 $10.3 $10.6 $10.9 $11.3 $11.6 $1.7 $1.8 $1.8 $1.9 $2.0 $2.1 $21.2 $22.5 $23.9 $25.4 $27.0 $28.6 2015E 2016E 2017E 2018E 2019E 2020E $50.4 _____________________________ Source: Orr & Boss; Axalta estimates Latin America $48.0$45.8$43.6$39.7 $41.6 The Overall Industrial Coatings Market is Expected to Grow The Industrial Coatings Market 67

Industrial Coatings: A $28 B Market Opportunity For Axalta


($ billions)
Coil $4.5
Oil & Gas $3.5
ACE $1.5
Architectural Extrusions $1.5
Electrical Insulation $2.0
General Industrial $15.0

	Product Examples	Market Drivers
General Industrial	▪ Metal furniture ▪ Appliances ▪ Shelving/ racking ▪ Electrical boxes	▪ GDP ▪ Industrial Production
Electrical Insulation	▪ Electric motors ▪ Transformers	▪ Electric motor production ▪ Power transmission production
Architectural Extrusions	▪ Commercial building windows and curtain walls ▪ Residential windows and doors	Commercial construction
ACE	▪ Construction equipment ▪ Agricultural equipment ▪ Mining equipment	▪ GDP ▪ Industrial production
Oil & Gas	▪ Deep sea pipelines ▪ Oil well conveyance lines	▪ Infrastructure growth ▪ Population growth ▪ Pipeline projects
Coil	▪ Commercial /residential siding ▪ Garage doors ▪ Gutters, downspouts, lighting housings ▪ Appliances	▪ GDP ▪ Construction

Source: Coatings World, Axalta estimates

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PROPRIETARY

Axalta Industrial: Where We Have Come From…

AXALTA

1960
Nap-Gard® fusion bonded epoxy powder coatings launched for pipelines

1970
Imron® polyurethane enamel introduced

Alesta® decorative powder coatings launched

1980 - 1990
Replacement of 2-component to 1-component Voltatex® Impregnating Resins provides optimized cycle times and easier handling

Introduced organic-inorganic hybrid Voltatex® Core Sheet Varnish for electrical steel coating

2000
Introduce Imron® Elite finishes

2013
Launch Nap-Gard® High Tg 7-2555 for underground and sub-sea pipelines



2014 - 2015
Globalize reach of Abcite™ and Alesta® powder coatings

Launch Alesta® ZeroZinc powder products

Celebrate 50 years of commercial powder coatings

Launch new generation Voltatex® C6 electrical steel varnish

Rebrand all Axalta electrocoat products under unified AquaEC™ brand name

Announce expansion of global vehicle product portfolio for agricultural, construction and earthmoving equipment (ACE) market

Introduce second series of Alesta® Global Color Collection powder coatings

Celebrate 50-year anniversary of Nap-Gard® Powder Coatings

Introduce Ganicin™ zinc-rich, corrosion-resistant coating system for industrial applications

AXALTA COATING SYSTEMS

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PROPRIETARY

Industrial Coatings Market

Industrial Segments

POWDER | **LIQUID** | **E-COAT**



Electrical Insulation Systems (EIS)



Architectural



Oil & Gas Pipelines



Agriculture, Construction and Earth Moving Equipment (ACE)



General Industrial



Heavy Duty Coatings



Metal Furniture & Playground Equipment



Valves & Rebar

AXALTA COATING SYSTEMS 70 PROPRIETARY

Industrial Product Technologies

#2 global supplier in thermosetting and thermoplastic technologies platforms

#2 global supplier of insulation coatings to the electrical motor market

#3 global supplier of E-Coat for industrial applications

SPECIALTY COATINGS

POWDER

- An economical, versatile and low-VOC coating solution commonly used in small and large paint shops around the world

LIQUID

- Electrical Insulation Systems (EIS)
  - ✓ Wire Enamels insulate windings wire in electrical devices
  - ✓ Impregnating Resins provide mechanical stability and improved heat transfer
  - ✓ Core Sheet Varnishes insulate steel sheets forming magnetic circuits for electrical devices
- Other Liquid coatings for corrosion/ chemical resistance in many end-markets

E-COAT

- 1st layer of coating used where corrosion resistance required
- Consolidating all e-coat products under AquaEC global brand for transportation and industrial markets

AXALTA COATING SYSTEMS 71 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS  Live application support  Durability & corrosion protection  Lean manufacturing and quick response  Diverse set of technologies: E-Coat, Powder, Liquid  Ability to service customers consistently in all parts of the world What Industrial Coatings Customers Value 72

PROPRIETARYAXALTA COATING SYSTEMS Segment Coatings Technology 1. Excludes decorative house paint (X%) Percentage of Axalta sales in segment Architectural extrusion1 General industrial Oil & Gas ACE Electrical insulation E-Coat (25%) (15%) PowderLiquid (10%) (10%) (100%) (60%) (90%) (65%) (25%) (100%) Industrial Product Technologies 73

PROPRIETARYAXALTA COATING SYSTEMS General Industrial 53% Architectural 16% EIS 14% ACE 10% Oil & Gas 7% Net Sales by Segment Business Overview Steady volume growth driven by global GDP  China growth expected to exceed 7.5%  Architectural market expected to grow steadily Supplier consolidation continues  Consolidation driven by expanding global players Technology innovation is our base  Drivers: Environmentally sustainable products, focus on productivity, corrosion resistance and innovative and vibrant color choices Customers are globalizing  Local product must meet global specifications consistently across regions Global infrastructure growth is driving demand  High temperature resistance required for energy applications  Demand for electrical insulation products linked to infrastructure Axalta’s Industrial Business Today 74

PROPRIETARYAXALTA COATING SYSTEMS South AfricaMexico Colombia United Kingdom China USA Brazil IndiaAustralia Venezuela Guatemala Indonesia Malaysia Sweden GermanyArgentina Axalta Industrial Coatings: Manufacturing Sites 75

PROPRIETARYAXALTA COATING SYSTEMS AquaEC E-Coat 2000 / 6000 series Alesta Global Colors Collection 2nd Edition Global Industrial Growth & Innovation: Product Launches Architectural AAMA compliant coatings Next generation pipe coating and rebar products Mainstream wire enamel and impregnating resin products 76

Global Industrial Growth: Awards and Approvals

AXALTA

CNH

✓ Axalta Coating Systems receives CNH approval for AquaEC™ 6100 to MAT0103, Class 3P



CATERPILLAR

✓ Axalta Coating Systems receives Caterpillar approval for Alesta® High Gloss Black to 1E1952J

✓ Received 5 new Caterpillar approvals with AquaEC™ 3000 in Europe. These 5 products represent qualities that will significantly enhance our ability to go after Caterpillar and their sub suppliers in Europe

ELEKTRISOLA
Enamelled Copper Wire

✓ For the third consecutive year, achieved the highest standard of product quality awarded by the largest global specialty wire manufacturer





BOSCH

✓ Voltatex received (as one of just a very few chemical companies) A-ranking at Bosch as top supplier for Impregnating Resins

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PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS Global Industrial Growth: New Wins And Successes Four new projects throughout China The Chong Qing Bei Jun Business Center, the Jinan Center, the Dongguan World Trade Center, and the Fuzhou MIXC Complex Panama Canal Four-year contract to supply industrial coatings and architectural building paint 78

PROPRIETARYAXALTA COATING SYSTEMS Weber Won six colors for Weber’s Q series grills  First time a Hi-Temp powder technology produced such unique colors  Leveraged Q series success to win Weber’s Hi-Temp frame business Shanghai Electric Group One of the largest mechanical and electrical equipment manufacturing enterprises in China Winona PVD Coatings Partner with Winona PVD Coatings in creating bright wheels solution for the Ford F-150 trucks Global Industrial Growth: New Wins And Successes 79

PROPRIETARYAXALTA COATING SYSTEMS Growth Priorities & Strategies Axalta Industrial: Where We Are Going… Agriculture, Construction & Earth Moving Equipment (ACE)  Expand approval portfolio with all 3 technologies  Utilize global footprint to target new business in all regions Architectural  Market our powder coatings to architects (an environmentally friendly alternative)  Expand color range to compete with liquid alternatives Electrical Insulation Systems (EIS)  Continue to build global capability  Target sub-segments with above average growth rates Oil & Gas  Build on leading technology position for exterior pipe coatings  Establish strong global network to service end users / specifiers General Industrial  Accelerate globalization of key GI sub-segments  Develop industry leadership in high durability, corrosion – resistant coatings 80

PROPRIETARYAXALTA COATING SYSTEMS Summary Of Key Messages 81  Industrial coatings represents a great growth engine opportunity  Our growth will be both organic and acquisition-driven  We are building on strengths in technology and market access  We have built a customer-centric industrial sales organization  Our technology and responsiveness are the keys to winning

Transportation Coatings Overview Steven R. Markevich EVP, President Transportation Coatings and Greater China

PROPRIETARYAXALTA COATING SYSTEMS Segment Overview Global co-lead supplier to OEMs Transportation Light Vehicle  Original Equipment Manufacturers  Plastics and composite materials  Metal coatings #1 global supplier to heavy duty truck and bus segments Commercial Vehicle  Commercial trucks  Rail  Bus  Utility trucks  Recreational / off-road and pleasure craft  General aviation 83 Synergies Global OEM Alliances Focused Support Models Market Drivers

PROPRIETARYAXALTA COATING SYSTEMS Customer Value And Content Approximate Value Per Vehicle Customers Global 84 Productivity Color Service Environmental Delivering Value to Customers $20 $30 $20 $40 $150 $60 $225 $550 LV HDT Bus E-coat Primer Topcoat $100 $295 $700

Transportation Summary



The global transportation market is projected to grow ~3.4% CAGR through 2019

- Demand drivers include
  - ✓ Global GDP
  - ✓ Vehicle replacement cycles
  - ✓ Growth in emerging markets
  - ✓ Infrastructure spending



Axalta is a leading global OEM coatings provider

- 19% global light vehicle market share with strong OEM relationships in all regions
- #1 player globally in heavy duty truck and bus
- Extensive portfolio of technologies fit for purpose in each market



Axalta is actively transforming its business for profitable growth

- Moved from regional structure to global leadership
- Improved alignment with strategic and underserved customers
- Building capability and footprint in high growth regions
- Expanding global brand strategy



Progress to date has been strong

- Showing results to date through business wins and global launches
- Strong earnings contribution underscores focus on profitable growth
- Capacity investments to support growth in all regions

AXALTA COATING SYSTEMS 85 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS Structurally Growing Markets 86 Market Growth: Light Vehicle Market Growth: Commercial Vehicle _____________________________ Source: Orr & Boss; Axalta estimates Asia Pacific Latin America EMEA North America 3.6% 6.5% 2.6% 0.2% 3.0% 1.2 1.3 1.3 1.2 1.2 2.0 2.1 2.1 2.2 2.2 0.6 0.5 0.6 0.7 0.7 3.1 3.2 3.3 3.5 3.6 2015E 2016E 2017E 2018E 2019E (builds in millions) 7.8 ’15E – ‘19E CAGR 7.67.3 7.16.9 ($ in millions) Asia Pacific EMEA North America 4.6% 5.0% 5.3% 3.3% 4.5% $487 $494 $503 $525 $554 $414 $431 $457 $483 $508 $213 $218 $231 $243 $259 $1,186 $1,235 $1,302 $1,369 $1,422 2015E 2016E 2017E 2018E 2019E ’15E – ‘19E CAGR $2,743 _____________________________ Source: Orr & Boss; Axalta estimates Latin America $2,620 $2,493 $2,379 $2,300

PROPRIETARYAXALTA COATING SYSTEMS 87 Key Market Trends  Volatile organic compounds (VOCs)  Toxic substances  Coatings for new lightweight materials to improve fuel economy Government Regulations Emerging Markets Industry Globalization Demand for Productivity Color and Protection  Near-term uncertainty (Brazil, Russia, China)  Long-term growth  Global vehicle platforms  Global color pallets  Global (and local) coating approvals  Improved first time quality  Energy, capital, labor, materials savings for customers  Consumers demand aesthetics and style  Extended vehicle life / warranty

PROPRIETARYAXALTA COATING SYSTEMS Axalta 19% Transforming A Global Coatings Supplier Global Share 88 Axalta 31%  Axalta is a global leader in transportation coatings  Globalizing and harmonizing our coatings technology  Bringing brighter colors and more effects to color design  Aligning global R&D and product management around voice-of-customer  We are customer focused and growth oriented  Strong global leadership team and local capability  Global customer account teams implemented with clear growth metrics  Building senior level customer relationships  Strong launch capability and execution  Robust business systems and competitive analysis implemented  Creating a culture and infrastructure to support growth HDT and Bus Light Vehicle

PROPRIETARYAXALTA COATING SYSTEMS Vision Is Above-Market Growth  Gain share with existing customers  Grow underserved customers and regions  Align product technology to evolving customer and market needs  Increase content per vehicle  Leverage “what good looks like” into new regions, customers and markets Strategies Key Tactics / Programs  Build capabilities in global and regional roles  Expand decorative and functional coatings  Best-in-class line service excellence  Localize supply chain ensuring competitive cost structure  Drive complexity management discipline  The Axalta Way: “run it like we own it” 89

Segmenting Our Markets

	Light Vehicle	HDT	Specialty OEM	Bus	Rail	General Aviation	Body Builders & Trailers
Estimated Market Size	$8,100M	$500M	$550M	$200M	$600M	$45M	$400M
Product Examples	▪ Passenger cars ▪ Pick Ups / SUVs ▪ Light commercial vehicles ▪ Component parts	▪ EM class 4-8 truck manufacturing	▪ RV ▪ Truck caps ▪ Power sports ▪ 2 & 3 Wheelers ▪ Specialty LV	▪ Bus – OEM ▪ Bus repair / refurbishment	▪ Locomotive passenger rail ▪ Metros ▪ Streetcars	▪ Fixed wing propeller ▪ Helicopters ▪ Business jets	▪ Trailers ▪ Truck body builders


Global
Leading
Top 5
Below top 5
NAFTA
EMEA
LA
AP



Source: Orr & Boss, IRFAB, and Axalta estimates

AXALTA COATING SYSTEMS
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PROPRIETARY

We Are Growing With Segment Specific Strategies In Our Target Markets

AXALTA

Light Vehicle



- Grow in automotive parts market
- China expansion through domestic OEMs
- AP expansion beyond China
- Gain approvals with underserved customers
- Strengthen service capability

Heavy Duty Truck (HDT)



- Leverage global accounts
- Gain share in tier part suppliers
- China growth via Kinlita JV
- China HDT volume is three times NA
- Leverage Imron® branded offering

Specialty OEM



- Expand 2-wheeler success in Brazil to other regions
- Leverage Imron® branded offering
- Segment-focused color strategy

Bus and Rail



- China expansion to mainstream and economy segments
- Leverage high speed rail success
- SprayFlex FS interior floor coatings

General Aviation



- Leverage approvals with Textron, Gulfstream, etc.
- Expand color palette for high value applications
- Align Imron® brands and offerings to segment
- Strategic alignments and capabilities

Body Builders / Trailers



- Differentiation through strong HDT color leverage
- Developing a segment-focused distribution strategy

AXALTA COATING SYSTEMS 91 PROPRIETARY

Building Transportation Products And Brands



- AquaEC™ Electrocoat
- Corlar ™ Primer
- Imron® Elite Topcoat
- Imron® Chassis Products
- Alesta® Powder Coatings
- CV Brands used in Aftermarket
- Vermeera™
- Eco-concept Primerless System
- SuperMar and Protect 2K Clear
- Gen ™ 4 and 5 1K Clear
- Harmonized Coating Technologies

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PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS 93 We Have Enablers To Meet Our Growth Goals  Step change improvement in customer productivity  Color palette expansion  Corrosion enhancements in undercoats  Lower mainstream and economy products  Expand consolidated process for all markets  Meet future regulatory requirements › Lower VOC content › Reduce hazardous materials › Support light-weighting targets  Global partnerships and targeted investments to sell market leading products in new and expanding regions  Announced new facility investments  Existing joint ventures Geographic ExpansionProduct Development › China › Mexico › Argentina › Brazil › India › Japan › South Africa › Russia › China

PROPRIETARYAXALTA COATING SYSTEMS 94 Light Vehicle Production vs Axalta Volumes CommentaryGrowth Outpaces LV Market  H1 2015 Light Vehicle growth significantly outpaced the global market due to launch activity and recent wins  Q3 volumes were impacted by the production pullback in China and shift to SUV / MPV segments  Above-market growth is expected to resume in Q4 and 2016 as production recovers and new business continues to drive volumes  Axalta remains well positioned to grow and gain share over time in China Source: LMC Automotive, Axalta

Productivity Case Study: 2-Wet Monocoat Technology

- **Background**
  - ✓ Customer was preparing to launch compact 2-wet SB product for large vans
  - ✓ Two months prior to launch, Axalta was contacted for review and support of launch
  - ✓ Axalta had successfully launched this technology in China with this customer
- **Resolution**
  - ✓ Within four weeks, Axalta performed line trials and color match on 10 topcoat colors
  - ✓ These actions achieved required appearance specifications; Axalta won the business
- **Customer Benefits**
  - ✓ Original vehicle launch timing was maintained
  - ✓ Technology targets achieved - reduced paint shop footprint (fewer robots required); 33% faster cycle times; lower coatings weight, 30% lower CO_2 emissions
  - ✓ PACE Award Finalist - based on customer support and achieved targets







AXALTA COATING SYSTEMS 95 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS 96 Launch Service Case Study: Leading Product Technologies  Background  High-demand luxury SUV was receiving poor ratings for overall paint appearance  Vehicle was being painted on 1980s era coating system  Production downtime to upgrade line would have been costly  Resolution  Axalta created a new WB system & conversion plan to improve appearance while maintaining assembly schedules  Utilized Axalta’s Premium WB basecoat and 2K clear coat to meet appearance targets within OEM’s global paint standards  Customer Benefits  Launched technology on new paint line with no lost production  SUV leader in appearance ratings among its peer group 90 100 110 60 70 80 90 100 110 120 In d e x V a lu e Before / After Appearance Ratings

PROPRIETARYAXALTA COATING SYSTEMS Chinese Regulation Case Study: Commercial Truck  Background  Existing supplier had difficulty meeting appearance specifications and cost targets  Resolution  Axalta worked with local supplier Kinlita to quickly develop solutions to both issues  Team provided a WB primer, (15) WB basecoat colors, and a clear coat system to meet paint line process parameters and appearance specifications for the truck  Customer Benefits  Original vehicle launch timing was maintained  Within 12 months of launch, over 100K trucks were painted with the WB system, reducing emissions by approximately 40%  Effort strengthened technical support and logistics services provided by Kinlita Chemical and resulted in a new JV – “Axalta Kinlita” 97

PROPRIETARYAXALTA COATING SYSTEMS  Background  Existing paint system was a bottleneck to vehicle assembly  Solution needed without downtime or lost production  Resolution  Axalta developed coating system to meet these needs  Rapid launch of Axalta’s Imron® Elite Productive technology  To be used on all of the customer’s Class 8 trucks by the end of 2016  Customer Benefits  Improved first time quality and higher throughput in the paint shop  Lower overall coating costs, with vastly improved appearance  No downtime incurred during launch of Imron® EY technology Productivity Case Study: Imron® Elite Productive 98

PROPRIETARYAXALTA COATING SYSTEMS 99 Transition To Growth: Customer Recognition GM Supplier of the Year China National Coatings Industry Top 100 Award Honda Preferred Supplier Quality Excellence Awards in Germany, China China National Coatings Industry Top 100 Enterprises Award Aligned Business Framework Best Supplier Quality Performance 2014 Supplier of the Year Best Supplier in Brazil Supplier Excellence in Brazil North American Daimler Masters of Quality Award Daimler Masters of Quality

PROPRIETARYAXALTA COATING SYSTEMS 100 Summary Of Key Messages The global transportation market is projected to grow ~3.4% CAGR through 2019 Axalta is actively transforming its business for profitable growth Axalta is a leading global OEM coatings provider Progress to date has been strong

Axalta’s Procurement Roadmap Martin Horneck SVP, Chief Procurement Officer

PROPRIETARYAXALTA COATING SYSTEMS Axalta Procurement At A Glance  $2.1 billion in external buy addressed  93,500 SKUs  17,000 suppliers  197,000 purchase orders  600+ sourcing events per year Procurement Vision Statement “One global, world-class procurement organization driving a strategic advantage for Axalta through exceptional focus on external and internal customers, suppliers and employees.” Key Global Procurement Facts 102

PROPRIETARYAXALTA COATING SYSTEMS 47% 53% Why World Class Procurement? Nearly 50% of Axalta’s Costs Are Related to External Suppliers Logistics & Packaging 13% Indirect 24% Direct Materials 63% Procurement Spend (% of Axalta Sales) Procurement Managed Spend Logistics & Packaging Indirect Direct63% 24% 13% 103

Axalta's Procurement Transformation

AXALTA

2013	2014	2015+
Transition & Establish Organization	***Driving Procurement Performance***	***Journey to World Class Procurement***

1

- Complete **transition**
- New **global organization** & talent upgrades
- Enhance **processes & systems**
- Introduce **KPIs** & quick hits

2

- Training & implementation of **Procurement toolbox**
- Development of **category strategies**
- Delivery of **improved results**

3

- Global implementation of **Procurement toolbox**
- **Strategic initiatives** execution
- Driving to **world class** performance

Procurement Has Created a Long-term Strategic Plan to Effectively Manage This Cost

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PROPRIETARY

Axalta's Procurement Toolbox

Inputs	The Procurement Toolbox	Results
Market Trends	1 *Global Sourcing*	Increased Quality
Business Needs	2 *Competitive Localization*	Improved Service
New Technology	3 *'Best Place to Buy'*	Access to Technology & Innovation
Customer Needs	4 *Dual Sourcing*	Cost Savings & EBITDA
	5 *Technical Savings*	

Our Procurement Toolbox is Key to Our Strategic Plan and Ensures Consistent Results

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PROPRIETARYAXALTA COATING SYSTEMS Direct Materials Cost Modelling Global Price Benchmarking 1 3 Procurement Strategic Initiatives Business Collaboration Matched Pairs 2 4 Strategic Procurement Initiatives Drive Incremental Value For Axalta Raw material price aligned to shifts in markets Cross-functional teaming to achieve new business opportunities Comparing global price differences and identifying the ‘best place to buy’ Alignment with Technology to pursue joint improvement opportunities 106

PROPRIETARYAXALTA COATING SYSTEMS Structured Response to Market Opportunity Delivered Significant Benefits For Axalta Strategic Initiative: Raw Material Cost Modelling Change in Feedstock Price Cost Reduction Target Calculated Detailed Process & Governance Structure Benefits Realization 107

PROPRIETARYAXALTA COATING SYSTEMS Procurement is Enabling Growth by Strengthening Commercial Pursuits Strategic Initiative Case Study – Business Collaboration Phase Objectives & Outcomes Business Goal  Axalta goal to increase market share in North American electrical insulation market The Challenge  Significant new customer set aggressive price targets  Raw material input costs are largest opportunity Actions Taken  Cross functional team formed with Business Units, Operations and Procurement to identify pricing improvement options  Negotiations with key suppliers to reduce cost in advance of volume increase Business Results  30% lower raw materials price enabled business win  Top line growth and increased global market share 1 2 3 4 108

Raw Material Cost Outlook

LOW

Correlation to Crude Oil

HIGH

Raw Material	Short Term (0 – 12 mo.)	Medium Term (12 – 24 mo.)	Pricing Dynamics
Pigments	↔	↗	▪ Limited correlation to crude oil prices ▪ Axalta procures some patented raw materials
Additives	↔	↗	▪ Market generally tight due to its specialty status ▪ Minimal impact from crude movement
Isocyanates	↔	↘	▪ Oligopolistic market ▪ Price relief expected in ‘16-’17 after historic price run
Resins	↔	↗	▪ Long value chain minimizes price drop impacts ▪ Benefit flow through is minimal
Monomers	↔	↗	▪ May see upward price movements medium term ▪ Abundant feedstock supply to mitigate increases short term
Solvents	↔	↗	▪ High correlation to crude oil prices ▪ Anticipate modest impact due to rising markets

↔ Relatively Flat ↗ Cost Increase ↘ Cost Decrease

We Are Planning For Raw Material Inputs to Begin to Inflect as the Current Cycle Bottoms

AXALTA COATING SYSTEMS 109 PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS Summary Of Key Messages 110  Procurement manages largest cost block for Axalta  Transformation plan developed to create a world class procurement process  Procurement toolbox implemented to ensure value delivery  We are leading strategic initiatives to improve Axalta’s bottom line

Axalta’s Technology Advantage Barry Snyder SVP, Chief Technology Officer

PROPRIETARYAXALTA COATING SYSTEMS 112  Superior, highly productive waterborne and solventborne systems  Best-in-class color matching and delivery  Cutting edge clearcoats 0 20 40 60 80 100 120 140 160 180 2013 2014 2015 T e c h n o lo g y S p e n d ( $ m ill io n s ) • ~$500 M invested in technology over 3 years • ~3.8% of sales Technology Investment Is Our Foundation

PROPRIETARYAXALTA COATING SYSTEMS Research and Development Process and Raw Materials Technology Customer Support  1,300+ scientists, engineers and staff  Over $160 million in annual spend Shanghai, China Global Innovation Center (Philadelphia, 2017) Wuppertal, GermanyMt. Clemens MI Country Facilities 34 Laboratory Facilities Globally  Technology development  Product development  Product optimization  Customer technical service  Manufacturing process improvement  Cost reduction 113 Technology Investment Is Our Foundation

PROPRIETARYAXALTA COATING SYSTEMS 114 Customer End-User  Ease of use  Productivity  Compliance  Aesthetics  Durability  Protection Product Benefits Created At Two Value Chain StepsAxalta Technology Process Service Axalta Connects Technology Innovation To Evolving Customer Requirements

PROPRIETARYAXALTA COATING SYSTEMS Process Technology Service Technology Product Technology  Proprietary resins and additives  Over 1,100 patents  Leading formulation capabilities  Tailored solutions  Application equipment  Line design and interactions  Simulation capabilities  Vertical integration  Process modeling  Critical to performance parameters 115 Our Competitive Advantage Comes From Three Levels Of Technology

PROPRIETARYAXALTA COATING SYSTEMS 116  Set up for success  Facilities  Capabilities  Tools and processes  High-impact project portfolio  Strategic balance  Product technology roadmaps  Metrics  Leverage core strengths  Color  Chemistry  Customer productivity  Expand capabilities  New applications  Emerging technologies World-Class Infrastructure Invest in Key Technologies  Process Technology  Manufacturing costs  Product quality  Raw Materials  Access new sources  New formulation concepts  Complexity Management  Product Simplification Expand Competitive Advantage Strategy Aligns Capabilities With Targeted Business Opportunities

PROPRIETARYAXALTA COATING SYSTEMS Macro drivers and complexity fields Processes Production/ supply chain Technologies Customer portfolio IT systems Materials/ components Organization Channels Markets/ segments Product portfolio Complexity fields Mergers & acquisitions Globalization External drivers Internal drivers Market volatilities Fragmenting customer demands Silo-oriented cultures Increasing customer pressure Product related complexity Cost to serve related complexity 117 We Are Focused On Reducing Complexity Across The Enterprise

Axalta Builds Performance Into Each Coating Layer



	Axalta Technologies	Performance Benefits
Clearcoat	▪ Resin technology ▪ Proprietary additives	▪ Appearance ▪ Mar and UV resistance
Basecoat	▪ Dispersion processes ▪ Proprietary resins & additives ▪ Color modeling	▪ Productivity ▪ Color and effect delivery
Primer	▪ Resin technology ▪ Dispersion processes	▪ Adhesion ▪ Chip protection
Electrocoat	▪ Catalyst technology ▪ Proprietary additives	▪ Appearance ▪ Corrosion resistance

AXALTA COATING SYSTEMS 118 PROPRIETARY

Axalta Technology Responds To Evolving Customer Needs

		Axalta	
Drivers	**Trends**	**Today**	**Future**
Lightweighting	Evolving substrates	▪ Low temperature cure ▪ Shorter cure cycles	▪ New chemistries
Low CO_2	Increased productivity	▪ 1.5 coats ▪ Combined layers ▪ Wet-on-Wet	▪ Novel applications systems
Consumer preferences and mass customization	Complex colors, effects and improved appearance	▪ Color measurement and delivery ▪ High performance clear coats	▪ Digital color
Low VOC	Sustainable systems	▪ Water-based systems ▪ High-solids solvent-based	▪ Water-based systems ▪ Higher/100%-solids

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PROPRIETARY

Technology Drives Business Growth: Case Examples

Refinish

Focus On Mainstream Segment

- $3.4 billion market
- Easy to use product
- Collision quality color



Light Vehicle

Gain Share in E-Coat

- $1.2 billion market
- Critical corrosion protection
- Superior appearance



Industrial

Grow in Pipe Coatings

- $400 million market
- Defect-free application
- Environmental resistance



Commercial Vehicle

Leadership in Truck Segment

- $1.0 billion market
- High productivity
- Wide color pallet



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PROPRIETARYAXALTA COATING SYSTEMS Refinish Industrial Coatings National Rule (U.S.) Low VOC Audurra Refinish Accessory Products Chroma Lamp Multiple line extensions within our refinish brand families including putties, undercoats, basecoat mixing colors and clearcoats Regional introductions or line extensions of products and application tools 121 Axalta Technology Is Driving Regular Product Launches

PROPRIETARYAXALTA COATING SYSTEMS Transportation Coatings Spectramaster-3D™ Interactive Design Tool High-Chroma Technology Series 6100 Electrocoat 122 Axalta Technology Is Driving Regular Product Launches

We Have Detailed Roadmaps For Each Segment

	Refinish	Light Vehicle	Industrial
10 Years Ago	Economy Line Basecoats	Conventional Waterborne Basecoats	Standard Powder for Appliances
	Third Generation Ultra Productive Waterborne BC Technology (3WB)	Primerless Waterborne Basecoats ECO concept	Improved Process Controls for Challenging Powder Applications
Today	Low VOC Solventborne BC Technology for the NA Collision Market	Productive 3-Wet Systems Heated Flash	Highly-durable Powders for Certified Architectural Applications
	Lower Cost Waterborne BC with significantly better application properties	Sustainable 3-Wet with Reduced Energy Demands	Expanded Pallet for Bonded Metallic End-uses
Next 3-5 Years	Enhanced Performance and Lower Cost Global Economy Line	Increased Productivity and Appearance	Enhanced Functional Performance

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PROPRIETARY

PROPRIETARYAXALTA COATING SYSTEMS  Technology investment is our foundation  Axalta connects technology innovation to evolving customer requirements  Axalta builds performance into each coating layer  Technology drives business growth Summary Of Key Messages 124

QUESTIONS & ANSWERS

PROPRIETARYAXALTA COATING SYSTEMS 126 Key Messages For The Day  Axalta continues its transition from an operating segment to an independent, high-performing company  Axalta has made significant progress towards its goals, but there is far more still to come  We have multiple paths to create value including top line growth, improved productivity and efficiency, and effective capital deployment  Our strategy for profitable growth is directed towards enhanced return on capital for shareholders

APPENDIX

Adjusted EBITDA Reconciliation

	($ in millions)	Predecessor FY 2011	Predecessor FY 2012	Combined[1] FY 2013	Successor FY 2014	Successor YTD Q3 2014	Successor YTD Q3 2015	Successor LTM 9/30/2015
	Net Income (Loss)	182	248	(210)	35	34	59	60
	Interest Expense, Net	-	-	215	217	167	150	201
	Provision (Benefit) for Income Taxes	121	145	(38)	2	19	49	32
	Depreciation & Amortization	109	111	311	309	229	226	305
	Reported EBITDA	**411**	**504**	**278**	**563**	**447**	**483**	**598**
A	Inventory step-up	-	-	104	-	-	1	1
B	Merger and Acquisition Related Costs	-	-	28	-	-	-	-
C	Financing Costs and Extinguishment	-	-	25	6	6	-	-
D	Foreign exchange remeasurement losses	23	18	54	81	45	91	126
E	Long-term employee benefit plan adjustments	33	37	12	(1)	-	(1)	(1)
F	Termination benefits and other employee related costs	(3)	9	148	18	9	20	29
G	Consulting and advisory fees	-	-	55	36	30	17	24
H	Transition-related costs	-	-	29	102	82	-	21
I	Offering costs	-	-	-	22	3	2	22
J	Other adjustments	15	13	2	11	14	15	12
K	Dividends in respect of noncontrolling interest	(1)	(2)	(5)	(2)	(2)	(5)	(5)
L	Management fee expense	-	-	3	3	3	-	1
M	Asset impairment	-	-	-	-	-	31	31
N	Allocated Corporate and Standalone Costs, Net	92	84	6	-	-	-	-
	Total Adjustments	159	158	460	278	189	172	261
	Adjusted EBITDA	**570**	**662**	**738**	**841**	**636**	**654**	**859**

Note: Numbers might not foot due to rounding.
1. Combined financials represent the combination of the Predecessor period from January 1, 2013 through January 31, 2013 and the Successor year ended December 31, 2013.

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PROPRIETARYAXALTA COATING SYSTEMS 129 Adjusted EBITDA Reconciliation (cont’d) A. During the Successor year ended December 31, 2013, we recorded a non-cash fair value adjustment associated with our acquisition accounting for inventories. These amounts increased cost of goods sold by $104 million. During the nine months ended September 30, 2015, we recorded non-cash fair value inventory adjustments associated with our acquisitions. These amounts increased cost of goods sold by $1 million. B. In connection with the Acquisition, we incurred $28 million of merger and acquisition costs during the Successor year ended December 31, 2013. These costs consisted primarily of investment banking, legal and other professional advisory services costs. C. In connection with an amendment to the Senior Secured Credit Facilities in February 2014, we recognized $3 million of costs during the nine months ended September 30, 2014 and year ended December 31, 2014. At September 30, 2014, we prepaid $100 million of he outstanding New Dollar Term Loan and recorded a pre-tax loss on extinguishment of $3 million for the nine months ended September 30, 2014 and year ended December 31, 2014. D. Eliminates foreign exchange gains and losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, including a $19 million loss related to the Acquisition date settlement of a foreign currency contract used to hedge the variability of Euro-based financing for the Successor year ended December 31, 2013. E. For the LTM Period, the Successor nine months ended September 30, 2015 and 2014 and the Successor periods ended December 31, 2014 and 2013, eliminates the non-service cost components of employee benefit costs. Additionally, we deducted a pension curtailment gain of $7 million recorded during the Successor three months ended September 30, 2014 and Successor year ended December 31, 2014. For the Predecessor period January 1, 2013 through January 31, 2013 and the Predecessor years ended December 31, 2012 and 2011, eliminates (1) all U.S. pension and other long-term employee benefit costs that were not assumed as part of the Acquisition and (2) the non-service cost component of the pension and other long-term employee benefit costs. F. Represents expenses primarily related to employee termination benefits and other employee-related costs. Termination benefits include the costs associated with our headcount initiatives associated with cost saving opportunities that were related to our transition to a standalone entity and our Axalta Way cost savings initiatives in 2015. G. Represents fees paid to consultants, advisors, and other third-party professional organizations for professional services. Amounts incurred for the Successor nine months ended September 30, 2015 primarily relate to our Axalta Way cost savings initiatives. Amounts incurred during 2013 and 2014 relate to our transition from DuPont to a standalone entity. H. Represents charges associated with the transition from DuPont to a standalone entity, including branding and marketing, information technology related costs, and facility transition costs. I. Represents costs associated with the offerings of our common shares by Carlyle that closed in April 2015 (the "Secondary Offering") and costs associated with the IPO including a $13 million payment to terminate a consulting agreement in 2014. J. Represents costs for certain unusual or non-operational (gains) and losses, including a $5 million gain recognized during the Successor nine months ended September 30, 2015 resulting from the remeasurement of our previously held interest in an equity method investee upon the acquisition of a controlling interest therein, the non-cash impact of natural gas and currency hedge losses allocated to DPC by DuPont, stock- based compensation, equity investee dividends, indemnity losses associated with the Acquisition and loss (gain) on sale and disposal of property, plant and equipment. K. Represents the payment of dividends to our joint venture partners by our consolidated entities that are not wholly owned.

Adjusted EBITDA Reconciliation (cont'd)

L. Pursuant to Axalta's management agreement with Carlyle Investment for management and financial advisory services and oversight provided to Axalta and its subsidiaries, Axalta was required to pay an annual management fee of $3 million and out-of-pocket expenses. This agreement terminated upon completion of the IPO in November 2014.

M. As a result of the currency devaluation in Venezuela, we evaluated the carrying values of our long-lived assets for impairment and recorded an impairment charge relating to a real estate investment of $31 million during the Successor nine months ended September 30, 2015.

N. Represents (1) the add-back of corporate allocations from DuPont to DPC for the usage of DuPont's facilities, functions and services; costs for administrative functions and services performed on behalf of DPC by centralized staff groups within DuPont; a portion of DuPont's general corporate expenses; and certain pension and other long-term employee benefit costs, in each case because we believe these costs are not indicative of costs we would have incurred as a standalone company net, of (2) estimated standalone costs based on a corporate function resource analysis that included a standalone executive office, the costs associated with supporting a standalone information technology infrastructure, corporate functions such as legal, finance, treasury, procurement and human resources and certain costs related to facilities management. This resource analysis included anticipated headcount and the associated overhead costs of running these functions effectively as a standalone company of our size and complexity. This estimate is provided for additional information and analysis only, as we believe that it facilitates enhanced comparability between Predecessor and Successor periods. It represents the difference between the costs that were allocated to our predecessor by its parent and the costs that we believe would be incurred if it operated as a standalone entity. This estimate is not intended to represent a pro forma adjustment presented within the guidance of Article 11 of Regulation S-X. Although we believe this estimate is reasonable, actual results may have differed from this estimate, and any difference may be material.

	Predecessor Year Ended December 31, 2011	Predecessor Year Ended December 31, 2012	Combined Year Ended December 31, 2013
Allocated Corporate Costs	$ 334	$ 333	$ 25
Standalone Costs	(242)	(249)	(20)
Total	$ 92	$ 84	$ 6

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PROPRIETARY